EXHIBIT 10.32

July 10, 2003

Mr. Mitch Marecki
Senior Manager
Service Parts Procurement
DaimlerChrysler Corporation
26311 Lawrence Avenue
Centerline, Michigan 48015-1201

Subject:  DaimlerChrysler/Aarons Automotive Products Letter of Agreement Dear Mr. Marecki;

Dear Mr. Marecki:

This letter sets forth the agreement between DaimlerChrysler Corporation (“DCX”) and Aaron’s Automotive Products, Inc. (“AAP”) regarding certain changes to the agreement pursuant to which AAP supplies remanufactured product to the Mopar Division of DCX.

1)                          Price Concession:

1.                           AAP will agree to [XXX] price concession on all remanufactured product currently supplied to support Mopar’s Remanufacturing Enterprise.

2.                           AAP will provide additional price concessions of [XXX] each for the years 2004 and 2005; the effective dates for these future concessions will be January 1st of each year.

2)                          Length of Contract:

1.                           DCX and AAP agree that this Letter of Agreement shall cover the time frame 6/30/03 through 12/31/05.  During that time period DCX may not (i) terminate without cause part or all of this agreement or any order with respect to any Continuing/Replacement business (as defined in paragraph 3.2. below), other than the 606 transmission business, or (ii) obtain Continuing/Replacement business, other than the 606 transmission business, from third parties or from within DCX or its subsidiaries, except to the extent that AAP is unable to provide Continuing/Replacement business.

3)                          “New” vs. “Continuing/Replacement” Business Opportunities:

1.                           AAP recognizes DCX/Mopar’s intent to competitively quote “New” business opportunities.  Both parties agree that “New” business is defined as any introductory product that represents distinct differentiation from any current product.

2.                           AAP agrees to [XXX] Pricing Policy” regarding “Continuing/Replacement” business opportunities.  “Continuing/Replacement” business opportunity is defined as (i) any current product or product line (including subsequent model years) and (ii) any new product or product line that replaces a current product (ex:  48RE replacing 47RE).

3.                           Should the [XXX] Pricing Policy” prove insufficient in certain instances regarding resolution of possible differences of opinion between Mopar and AAP, DCX acknowledges that AAP, during the term of this agreement, [XXX].

4.                           Both parties agree that the 45RFE Program will be considered as “Continuing/Replacement” business.

4)                          Continuing MCM Participation:

1.                           AAP agrees to continue to participate in MCM Initiatives provided that they reflect margin-neutral consequences to AAP.

2.                           DCX agrees that all MCM Initiatives identified and acted upon in 2003, in excess of those initiatives that total to date [XXX], shall be credited towards 2004 results.

3.                           DCX agrees that, beyond the immediate price concession and those scheduled for 1/1/04 and 1/1/05, all future cost savings realized by DCX during the term of this agreement [XXX].

5)                          AAP Internal Cost Savings Initiatives:

1.                           During the term of this agreement, AAP may elect to relocate/rearrange all or certain portions of their current production and remanufacturing systems in order to realize internal cost reductions and associated benefits.  The result of these initiatives shall remain to the sole benefit of AAP.  AAP agrees that any initiatives in this regard will not result in increased system cost to DCX.

6)                          Collateral Open Economic Issues:

1.AAP and DCX acknowledge and agree that certain other open economic issues must be addressed and resolved within a reasonable time frame.  The attachment to this letter of agreement details the pertinent issues and defines them within the categories of either “immediate” or “long term”.  Both parties agree that “immediate” open economic issues shall be settled within 30 days of the start of this agreement.  Both parties agree that “long term” open economic issues shall be settled within 90 days of the start of this agreement.

7)                          Performance Expectations

Both Parties acknowledge that certain performance levels, particularly regarding quality and delivery, are necessary and normal to the ongoing supply relationship.  Both parties agree that non-performance of these standards, by either party, shall be deemed causal.  The non-performing party shall retain the right to rectify the causal action within a timeframe reasonable to the particular incident of non-performance.  The aggrieved party shall retain the right to take appropriate action if the non-performing party does not rectify the causal action.  In order to satisfy this requirement, both Parties agree that reasonable performance metrics are necessary in order to establish base line performance and to measure subsequent improvements.  These performance metrics are to be developed jointly between DCX/Mopar and AAP in a mutually agreeable fashion.

2

Please acknowledge your agreement with the foregoing by executing this letter below.

Agreed and accepted as of July 10, 2003
Aaron’s Automotive Products

/s/ Paul Komaromy
Paul Komaromy, President

Agreed and accepted as of July 10, 2003
DaimlerChrysler Corporation

/s/ Mitch A. Marecki
Mitch A. Marecki, Service Parts & Procurement

3

White Paper Attachment
DCX/AAP Open Economic Issues
June 20, 2003

The following Open Economic issues require resolution as part of the Letter of Agreement dated June     , 2003 between Daimler Chrysler Corporation (DCX) and Aaron’s Automotive Products (AAP).  This document is intended to define each open issue in terms of background, liability, and corrective action as well as establishing target resolution as either “immediate” or “long term”

[XXX]:

1)                                      [XXX]:  $[XXX] (as of [XXX])

On a regular basis, AAP [XXX].
“IMMEDIATE”

2)                                      2002 [XXX]:  $TBD “LONG TERM”

3)                                      2003 [XXX]:  $TBD “LONG TERM”

[XXX].

[XXX]:

1)                                      [XXX]:  $[XXX] “IMMEDIATE”

In the spring of [XXX], AAP [XXX] to support the remanufacturing process.  This purchase was [XXX].

2)                                      [XXX]% Mitigation/Inter-plants:  $[XXX] “IMMEDIATE”

Effective [XXX] [XXX], [XXX], all DCX Interplants were mandated by DCX to r [XXX] in line with the [XXX].  [XXX] complied with this mandate.  [XXX] ($[XXX]) and [XXX].  Based upon the previous agreement between Mopar and DCX, [XXX].

3)                                      Components returned to [XXX] “IMMEDIATE”

AAP was asked by [XXX].

4)                                      [XXX]:  $ TBD “LONG TERM”

Much confusion has developed regarding [XXX].  Due to the confusion, [XXX].

5)                                      Other Open [XXX]  $([XXX] up to $[XXX] if Cases included) “Immediate/Long Term”

AAP was authorized [XXX], such as purchasing [XXX] / [XXX] / [XXX], [XXX], and [XXX].  In addition, [XXX]

Addendum Agreement dated 10/16/03

Reference, DC/AAP Letter of Agreement dated 7/10/03
“Open Economic Issues dated 6/20/03”

Background/Scope:  Within the DCX/AAP LOA dated 7/10/03, certain “Open Economic Issues” were enumerated within an addendum to the agreement (“6/20/03”).  Within the agreement, it was acknowledged by both parties that resolution of these.  “Open Economic Issues” was to be accomplished in a series of phases with each phase being addressed in an expedient manner.  The purpose of this document is to record agreement between DCX/Mopar and AAP regarding resolution and agreement as to “Phase One” of this process.

Phase One Issues Addressed and Resolved.

1)                                      [XXX] - $[XXX] - It is acknowledged and agreed by both parties that this obligation is quantified as indicated and that AAP will receive consideration for this issue within Phase One Resolution.

2)                                      [XXX]% [XXX] - $[XXX] - It is acknowledged and agreed by both parties that this obligation is quantified as indicated and that AAP will receive consideration for this issue within Phase One Resolution.

3)                                      [XXX] - $[XXX] -It is acknowledged and agreed by both parties that this obligation is quantified as indicated and that AAP will receive consideration for this issue within Phase One Resolution.

Total AAP Consideration = $[XXX]

4)                                      [XXX] - $[XXX] it is agreed by both parties that the amount of this obligation has since changed from the 6/20/03 agreement addendum and that Mopar will receive consideration for this issue within Phase One Resolution for the amount equal to the total AAP consideration.

Total Mopar Consideration = $[XXX]

5)                                      It is acknowledged and agreed by both parties that there is [XXX] net Phase One [XXX] and that to amount owing to each party is net to $[XXX].

6)                                      “Phase One Settlement” - It is acknowledged and agreed that all issues relative to Phase One Settlement are considered closed with the issuance of this addendum, and releases each party from any and all liabilities associated with these issues with no additional recourse or liability.  It is further agreed that this addendum, once issued, becomes part and parcel of the Letter of Agreement dated 7/10/03.

7)                          “Phase Two Settlement” - It is acknowledged by both parties that certain other Open Economic Issues as enumerated within the addendum dated 6/20/03 will be pursued and resolved within Phase Two Settlement.  Both parties agree that Phase Two Settlements will be addressed in the most expedient matter possible and that that process will commence immediately upon issuance of this addendum.

Agreed and Accepted 10/16/03:	Agreed and Accepted 10/16/03:

/s/ Paul Komaromy	/s/ David W. Swietik
Paul Komaromy, President of AAP	David W. Swietlik, Manager Mopar P&S

PRODUCTION PURCHASING
GENERAL TERMS AND CONDITIONS

1.  AGREEMENT.  Seller agrees to sell and deliver the goods or services specified in DaimlerChrysler’s order in ACCORDANCE WITH THE TERMS AND CONDITIONS CONTAINED IN THE ORDER, INCLUDING THE CLAUSES REFERENCED IN THE ORDER, THE TERMS OF THIS FORM AND ANY SIGNED DOCUMENTS REFERENCED IN THE ORDER, all of which constitute the entire and final agreement of the parties and cancels and supersedes any prior or contemporaneous negotiation or agreements.  The DaimlerChrysler clauses referenced are as currently published on DAIMLERCHRYSLER’s Extended Enterprise website:  [XXX] or its successor site.  By accepting this order, Seller acknowledges having actual knowledge of the text of the referenced clauses.  DAIMLERCHRYSLER’S ORDER EXPRESSLY LIMITS ACCEPTANCE TO THE TERMS OF THE ORDER AND ANY ADDITIONAL OR DIFFERENT TERMS, WHETHER CONTAINED IN SELLER’S FORMS OR OTHERWISE PRESENTED BY SELLER ARE REJECTED UNLESS EXPRESSLY AGREED TO AND SELLER SPECIFICALLY WAIVES ITS SIGNED ACCEPTANCE OF THIS ORDER BY DAIMLERCHRYSLER, “Order” means a purchase order transmitted to Seller via DaimlerChrysler’s Electronic Data Interchange system or delivered to Seller in a paper format.

2.  ACCEPTANCE.  This order constitutes DaimlerChrysler’s offer to Seller and is not binding on DaimlerChrysler until accepted by Seller and Seller specifically waives its signed acceptance of this order or by a delivery of the goods, rendering of services, or the commencement of work on goods to be specially manufactured for DaimlerChrysler pursuant to this order.

3.  DELIVERY.  Time is of the essence.  Delivery must be effected within the time specified in this order, or in accordance with DaimlerChrysler’s releases or procedures, if so indicated in this order.  If Seller falls to make deliveries or perform services at the agreed time, all damages suffered by DaimlerChrysler and any premium transportation or other costs required to meet the specified delivery schedule will be at the expense of Seller.

4.  PACKING, MARKING AND SHIPMENT.  a) Seller will pack and mark goods and make shipments (including shipping on Saturdays and holidays, when requested) in accordance with DaimlerChrysler’s instructions, meet carrier requirements and assure delivery free of damage and deterioration.  All shipments of goods to DaimlerChrysler’s plants must include two packing slips, or four packing slips in the case of shipments directed to a DaimlerChrysler consolidation point.  Whenever shipment is made by truck, Seller will enclose one of the packing slips (or packing slip sets in the case of multiple item shipments) in an envelope and Seller will record written instructions on the bill of lading directing the delivering driver to deliver the envelope to DaimlerChrysler’s traffic representative upon arrival at DaimlerChrysler’s plant.  Seller is responsible for the goods until delivery at the designated FOB point.

b) DaimlerChrysler may specify the carrier and/or method of transportation and Seller will process shipping documents and route shipments of the goods from the FOB point accordingly.  Seller will comply with all of DaimlerChrysler’s transportation routing instructions, including, but not limited to, mode of transportation, utilization of assigned carrier and identification of the shipping point.  Seller will be responsible for all excess costs incurred because of its failure to comply with DaimlerChrysler’s transportation instructions.

c) DaimlerChrysler will not be responsible for delays in the payment of invoices if the following requirements are not met:  invoices and packing slips must bear the DaimlerChrysler-assigned supplier code purchase order number, part number, the requisition number on quantity buys, or the release number on blanket orders, the “Ship-to” address, DaimlerChrysler assigned, plant location code, invoice-to address, and whether containers used are “returnable” or “non-returnable.”

5.  RELEASE AUTHORIZATION.  When deliveries are specified to be in accordance with DaimlerChrysler’s written releases, Seller will not fabricate or assemble any goods, nor procure required materials, nor ship, any supplies, except to the extent authorized by such written releases or provisions of this order specifying minimum fabrication or delivery quantities.

6.  INSPECTION AND REJECTIONS.  DaimlerChrysler may inspect and evaluate all goods (including all tooling and material used in their manufacture), and all services at times and places designated by DaimlerChrysler.  Seller will provide and maintain a Supplier Quality Assurance System approved by DaimlerChrysler and which meets DaimlerChrysler specifications.  Seller’s plan will be in compliance with DaimlerChrysler’s SUPERIMPAC Manual.  Seller will promptly comply with any revisions to such manual, or its successors.  Seller will perform inspections as designated by DaimlerChrysler and Seller will make inspection systems, procedures and records available to DaimlerChrysler upon request.  Notwithstanding payment or any prior inspection, DaimlerChrysler may revoke acceptance, reject or require correction and return the goods to the Seller (at Seller’s expense and risk of loss) any goods delivered or services rendered that do not conform to applicable requirements.  This order is issued for the part specifically identified in the order and any substitution of material, without prior DaimlerChrysler approval, will be considered a breach of this order.  Without limiting its remedies, after notice to Seller, DaimlerChrysler may (i) replace or correct any non-conforming goods or services and charge Seller the cost of such replacement or correction, (ii) cancel the order for default under Clause 21 hereof, (iii) subject Seller’s account to a debit for the damages suffered by DaimlerChrysler, and/or (iv) cause the removal of Seller, as an approved DaimlerChrysler supplier.

7.  LABOR DISPUTES.  Seller will notify DaimlerChrysler immediately of any actual or potential labor dispute delaying or threatening to delay timely performance of this order, and will include all relevant information to DaimlerChrysler.  Seller will notify DaimlerChrysler in writing six (6) months in advance of the expiration of any current labor contract.  Prior to the expiration of any labor contract of Seller, Seller will establish, at its expense, a forty (40) working day supply of goods in a neutral warehouse site to be located in the United States at least fifty (50) miles from Seller’s manufacturing locations.

Such supply of goods will be in placed at least ten (10) working days prior to the expiration of any such contract.

8.  GENERAL WARRANTY.  (a) Seller warrants that the goods or services will (i) comply with all specifications, drawings, descriptions or samples furnished and/or specified by DaimlerChrysler, (ii) be merchantable, and (iii) be free from defects in material and workmanship.  Seller further warrants that all goods not designed by DaimlerChrysler will be fit and sufficient for the purpose intended.  The warranty term will be coterminous with the warranty extended to DaimlerChrysler’s customers by DaimlerChrysler.  Seller’s liability for a breach of the warranties given herein will be determined by DaimlerChrysler’s analysis of a sample of parts against which claims are made that the parts are defective.  Seller will participate in such analysis in accordance with DaimlerChrysler procedures.

(b) Seller further warrants that on delivery DaimlerChrysler will receive good title to the goods and services, free and clear of all liens and encumbrances and that all goods and services will be free from any actual or claimed patent, copyright or trademark infringement.

(c) These warranties are in addition to any warranties implied by law or otherwise made by Seller and will survive acceptance and payment by DaimlerChrysler.

9.  PRICE WARRANTY.  (a) Seller warrants that the prices for the articles sold to DaimlerChrysler hereunder are no less favorable than Seller currently extends to any other customer for the same or similar goods or services in similar quantities.  If Seller reduces its prices to others for the same or similar goods or services during the term of this order, Seller will reduce the prices to DaimlerChrysler for such goods or services correspondingly.  Seller warrants that prices shown on this order are complete, and that no additional charges of any type will be added without DaimlerChrysler’s express written consent.

(b) If Seller sells the part covered by this order to a third party for incorporation into an assembly which is to be sold to DaimlerChrysler, the price for such part will be no more than the price provided in this order, plus any additional costs actually incurred by Seller in providing the part to such third party.

10.  PROPERTY AND SPECIAL TOOLING.  Unless otherwise provided in this order, property of every description including all tools, equipment, material, drawings, manufacturing aids and replacements of the foregoing furnished by DaimlerChrysler, either directly or indirectly, or as acquired or manufactured by Seller for use in the performance of this order, for which Seller has been reimbursed by DaimlerChrysler (“Special Tooling”), will be (i) the property of DaimlerChrysler, (ii) plainly marked or otherwise adequately identified by Seller as the property of DaimlerChrysler, and (iii) safely stored separate and apart from Seller’s property.  Seller will adhere to the DaimlerChrysler procedure in effect at the time for submitting requests for reimbursement for tooling costs, including but not limited to the use of the DaimlerChrysler “Tool Record Form.” All requests for reimbursement for tooling costs are subject to review, approval and audit, by DaimlerChrysler.  Seller will retain and not use or rework tooling or property of DaimlerChrysler except for performance of work hereunder or as authorized in writing by DaimlerChrysler.  Seller will keep such tooling or property in its possession and/or control in good condition, fully covered by insurance, free of liens and encumbrances and will replace such tooling or property when lost, damaged or destroyed.  All DaimlerChrysler tooling or property will be transferred as DaimlerChrysler may direct, at any time.  If Seller makes any unauthorized transfer of Special Tooling, Seller will reimburse DaimlerChrysler for any costs incurred by DaimlerChrysler in returning the tooling to DaimlerChrysler or moving the tooling as directed by DaimlerChrysler.

11.  INSURANCE AND INDEMNIFICATION.  (a) Insurance.  Seller will provide worker’s compensation, comprehensive general, liability, automobile, public liability, and property damage insurance in amounts and coverage sufficient to cover all claims hereunder.  Such policies will name DaimlerChrysler as an additional insured thereunder and shall contain endorsements stating that thee policies are primary and not excess over or contributory with any other valid, applicable, and collectible insurance in force for DaimlerChrysler.  DaimlerChrysler may require Seller to furnish evidence of the foregoing insurance but failure to comply with these insurance requirements will not relieve Seller of its liability and obligation under this clause.

(b) Indemnification.  Seller will defend, indemnify, and hold DaimlerChrysler harmless against all claims, liabilities, losses, damages, and settlement expenses in connection with any breach by Seller of these general conditions or for injury or death of any person and damage or loss of any property allegedly or actually resulting from or arising out of any act, omission or negligent work of Seller or its employees, agents, or subcontractors in connection with performing this order, either on DaimlerChrysler’s property of in the course of their employment.

12.  CHANGES.  a) DaimlerChrysler-may, at any time, make changes in this order.  Any claim by Seller for a change in price adjustment must be asserted in writing within ten (10) days from date of receipt by Seller of DaimlerChrysler’s notification of any change.  DaimlerChrysler will have the right to verify all claims hereunder by auditing relevant records, facilities, work or materials of Seller.  Seller agrees to proceed with the order as changed under this Clause 12.

b) All engineering changes, whether initiated by DaimlerChrysler or Seller, will be processed pursuant to DaimlerChrysler practices in effect at the time of the change using the DaimlerChrysler “Product Change Notice (PCN)” system, or it successors.  All DaimlerChrysler approved engineering changes to the part specification will be promptly implemented by Seller as directed by DaimlerChrysler.  Price changes for DaimlerChrysler approved engineering changes are to be based solely on the design cost variance from the superseded design and must be substantiated with appropriate documentation satisfactory to DaimlerChrysler.

c) Seller certifies the location(s) from which it will ship the goods covered by the order are as specified in the order.  If Seller at any time intends to change such location(s), Seller must notify DaimlerChrysler prior to the change so that the effect of such change can be evaluated and negotiated as necessary, for its effect on transit time, packaging methods, and other significant impact on DaimlerChrysler.  If Seller does not notify DaimlerChrysler of any increased transportation charges in advance of a change in shipping point(s), Seller will be responsible for such costs.

13.  SERVICE PARTS.  a) Seller will make parts for DaimlerChrysler’s service and warranty requirements for ten years or for such longer time as may be required by DaimlerChrysler after the order is terminated.  The price of the part for DaimlerChrysler’s service requirements will be the price provided in the order plus costs actually incurred for special packaging.

b) If the part is no longer required for DaimlerChrysler’s vehicle production, then the price of the part for DaimlerChrysler’s service requirements will be no greater than the last price stated in the order plus or minus (1) any changes in the cost of materials since the order was terminated, plus (2) a volume adjustment reflecting the actual increase in the cost per unit of producing fewer units, plus (3) a set-up charge reflecting the actual cost of preparation for the production run, plus (4) any additional costs actually incurred for special packaging.  All of the foregoing components of the price will be documented to DaimlerChrysler’s reasonable satisfaction, including, but not limited to, set-up detail, machine productivity, scrap allowance, labor inefficiencies and excess raw material requirements.

c) If the parts are manufactured in a country other than the country in which the goods are delivered to DaimlerChrysler, Seller will mark the goods shipped for DaimlerChrysler’s service requirements “Made in (country of origin)”

14.  CLAIMS ADJUSTMENT.  DaimlerChrysler may at any time and without notice deduct or set-off Seller’s claims for money due or to become due from DaimlerChrysler against any claims that DaimlerChrysler has or may have arising out of this or any other transaction between DaimlerChrysler and Seller.

15.  CUSTOMS.  a) Seller will promptly, notify DaimlerChrysler in writing of material or components used by Seller in filling this order, which Seller purchases in a country other than the country in which the goods are delivered to DaimlerChrysler.  Seller will furnish DaimlerChrysler with any documentation and information necessary to establish the country of origin or to comply with the applicable country’s rules of origin requirements.  Seller will promptly advise DaimlerChrysler of any material or components imported into the country of origin and any duty included in the purchase price of the goods.

b) The rights to and benefits of any duty drawback, including rights developed by substitution and rights which may be acquired from Seller’s suppliers and export credits, to the extent transferable to DaimlerChrysler, are the property of DaimlerChrysler.  Seller will provide all documentation and information and take any necessary steps to drawback any duty, taxes or fees paid to, and to receive export credits from, the government of the country of origin upon exportation of the goods from such country.

c) The responsibility for customs duty and customs brokers’ fees will be determined in accordance with the transportation code stated in this order.  If DaimlerChrysler is responsible for customs duties, it will be responsible for normal duties only.  Seller will be responsible for any special duties, including but not limited to, marking, anti-dumping and countervailing duties, to the extent permitted under the law of the country of importation.  Seller will provide DaimlerChrysler or the appropriate governmental authority all documentation and information required by law or regulation or otherwise necessary to determine the proper minimum duty to be paid upon the importation of the goods into any country or to obtain any refunds or drawbacks of duties paid.

d) Seller will advise DaimlerChrysler if the importation or exportation of the goods requires an import or export license.  Seller will assist DaimlerChrysler in obtaining any such license.

e) Seller will provide to DaimlerChrysler and the appropriate governmental agency the documentation necessary to determine the admissibility and the effect of entry of the goods into the country in which the goods are delivered to DaimlerChrysler.  Seller warrants that the information regarding the import or export of the goods supplied to DaimlerChrysler is true and correct in every respect and that all sales covered by this order will be made at not less than fair value under the anti-dumping laws of the countries to which the goods are exported.

16.  USE OF DAIMLERCHRYSLER’S NAME.  Seller will not, without the prior written consent of DaimlerChrysler, in any manner publish the fact that Seller has furnished or contracted to furnish DaimlerChrysler goods and/or services, or use the name or trademarks of DaimlerChrysler its products, or any of its associated companies in Seller’s advertising or other publication.  Seller will not place its, or any third party’s trademark or other designation on the part if the part bears a DaimlerChrysler trademark or an identifying mark specified by DaimlerChrysler, or if the part is peculiar to DaimlerChrysler’s design (“Marked Part”).  Seller will sell Marked Parts, and similar goods, only to DaimlerChrysler and will not sell Marked Parts or similar goods to third parties without DaimlerChrysler’s prior written consent.

17.  INFORMATION DISCLOSED.  The specifications, drawings, designs, manufacturing data and other information transmitted to Seller by DaimlerChrysler in connection with the performance of this order are the property of DaimlerChrysler and may be covered by one or more DaimlerChrysler patents, patent applications or copyrights.  Seller will handle all of this information in such a manner to insure that it is not used for any purpose detrimental to the interests of DaimlerChrysler.  Unless expressly provided in this order or otherwise agreed to in writing by DaimlerChrysler, Seller’s disclosure rights regarding products or services related to this order, and information relating thereto shall be limited to any valid copyright thereon or patent Seller may hold covering the manufacture, use and sale of the products or services.

18.  PATENTS.  No rights are granted to Seller under any DaimlerChrysler patents except as may be necessary to fulfill Seller’s obligations under this order.  Seller agrees to defend all suits, actions or proceedings which may be brought against DaimlerChrysler, any of its associated companies or its customers for alleged infringement of any proprietary interest resulting from the use or sale of the goods or services provided hereunder and to pay all expense and fees of counsel which may be incurred in defending, and all costs, damages, or other recoveries in every such suit.

19.  ASSIGNMENT.  This order will not be assigned or delegated, in whole or in part, without DaimlerChrysler’s prior written consent, including, but not limited to, the subcontracting of work to be performed hereunder or the transfer of Special Tooling to third parties for the performance of work hereunder.

20.  TERMINATION AT DAIMLERCHRYSLER’S OPTION.  DaimlerChrysler may terminate this order at any time without cause in whole or in part by written notice, whereupon Seller will stop work on the date and to the extent specified in such notice and terminate all orders and subcontracts that relate to the terminated order.  Within thirty (30) days after receipt or termination notice, Seller will submit all claims resulting from such termination.  DaimlerChrysler will have the right to verify such claims by auditing the relevant records, facilities, work or materials of Seller and/or its subcontractors.  DaimlerChrysler will pay Seller for finished work accepted by DaimlerChrysler as well as for the documented cost to Seller of work in process and raw material allocable to the terminated work which is not in excess of any prior DaimlerChrysler authorization.  Payment made under this Clause 20 will constitute DaimlerChrysler’s only liability for termination hereunder with title and right of possession to all delivered goods and services vesting in DaimlerChrysler immediately upon DaimlerChrysler’s tender of such payment.  The provisions of this Clause 20 will not apply to any cancellation by DaimlerChrysler for default by Seller or for any other cause recognized by law or specified by this order.

21.  CANCELLATION FOR DEFAULT.  If Seller (i) fails to deliver goods or perform services at the time specified herein, or (ii) fails to perform any other provisions hereof and does not cure such failure within a period of ten (10) days after receipt of written notice from DaimlerChrysler specifying such failure, or (iii) becomes insolvent, makes an assignment in favor of creditors or enters bankruptcy or dissolution procedures, or (iv) is merged into another company and/or is expropriated or nationalized, DaimlerChrysler may cancel the whole or any part of this order without any liability, except for payment due for goods and services delivered and accepted.  Upon such termination DaimlerChrysler will have the right, and on notice to Seller, to take title to and possession of all or any part of such work performed by Seller under this order.

22.  TAXES.  (a) The goods purchased hereunder are for resale or for an exempt purpose and are exempt from state and local sales or use taxes.  The following retail license numbers are applicable for the states indicated in clause 023.

Illinois	[XXX]
Missouri	[XXX]
Texas	[XXX]
Wisconsin	[XXX]

The following direct payment permit numbers are applicable for the states indicated.

Alabama (Huntsville Electronics)	[XXX]
Indiana	[XXX]
New York	[XXX]
Ohio (Twinsburg)	[XXX]
Ohio (Toledo Machining)	[XXX]
Ohio (Dayton)	[XXX]
Ohio (Sandusky Plastics)	[XXX]
Ohio (Toledo Assembly)	[XXX]
Michigan (DaimlerChrysler Corporation)	[XXX]
Michigan (Acustar, Inc.)	[XXX]

(b) Canada Federal Sales Tax License number is [XXX].  DaimlerChrysler certifies that the goods are ordered for resale.  Ontario Sales Tax permit number is [XXX].

23.  REMEDIES.  The rights and remedies herein reserved to DaimlerChrysler are cumulative and in addition to any other or further rights and remedies available at law or in equity.  No waiver of any breach of any provision of this order will constitute a waiver of any other breach or a waiver of such provision.

24.  REQUIRED COMPLIANCE:  In providing goods or services hereunder, Seller will comply with any and all applicable Federal, State and Local laws (including Canadian or other foreign laws), and regulations promulgated thereunder.  Seller will defend, indemnify and hold DaimlerChrysler harmless from and against any and all claims, losses, damages, costs and expenses resulting from or arising out of any failure of Seller or Seller’s employees, agents and subcontractors to comply with any applicable governmental regulations and/or statutes.

25.  SUPPLIERS WITH SPECIAL NEEDS.  DaimlerChrysler actively seeks suppliers with special needs and encourages Seller to use suppliers with special needs.  A supplier with special needs is a business establishment, which meets one or more of the following conditions:

(i) a small business, as defined in Title 15, Section 632 of the United States Code and related regulations; (ii) a small business owned and controlled by socially disadvantaged individuals (at least 51 percent of the business is owned and controlled by one or more socially and economically disadvantaged individuals and the management and daily business operations are controlled by one or more such individuals); and (iii) a business that is at least 51 percent owned by a woman or women who also control and operate the business.  Seller will inform DaimlerChrysler annually the percentage, based on a dollar value, of the content provided by suppliers with special needs for the part purchased hereunder as well as the basis for claiming that such content was provided by a supplier with special needs.

26.  GOVERNING LAW.  This order and all transactions between DaimlerChrysler Corporation and Seller will be governed by and construed in accordance with the laws of Michigan as if entirely performed therein.  In the case of DaimlerChrysler Canada Inc., this order between DaimlerChrysler Canada Inc. and Seller will be governed by and construed in accordance with the laws of the province of Ontario, Canada as if entirely performed therein.  The 1980 United Nations Convention on Contracts for the International Sale of Goods, to the extent it may be deemed to apply, shall not, pursuant to Article 6 thereof apply to this order or any transactions pursuant hereto.

27.  ELECTRONIC COMMUNICATION.  DaimlerChrysler will prescribe the methods of communication between seller and DaimlerChrysler and seller agrees to follow DaimlerChrysler’s prescriptions.